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                              Wells Fargo L-Share

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Separate Account W - Standardized 1 Year Return (example)                        Separate Account W - Non-standardized Return

ONE YEAR RETURN PERIOD ENDING 6/30/01                                            Accumulated Amounts

                                            Bond                                                Base Period
Fund Value                                    $1,097.60                          Years          Start Date  End Date      Bond
Surr Charge                                   $   80.00                                     1   6/30/2000   6/30/2001     $1,097.60
Final Value                                   $1,017.60                                     2   6/30/1999   6/30/2000     $1,167.78
Annual Return (Adjusted for Admin)                 1.79%                                    3   6/30/1998   6/30/1999     $1,201.84
                                                                                            4   6/30/1997   6/30/1998     $1,329.79
Unit Values                                                                                 5   6/30/1996   6/30/1997     $1,302.15
                                                                                         Life                             $4,590.01
Date                      Bond
    6/30/2000                      4.181866                                      Compound Growth Rate
    6/30/2001                      4.590005
                                                                                                Base Period
Separate Account W - Standardized 5 Year Return (example)                        Years          Start Date  End Date      Bond
                                                                                            1   6/30/2000   6/30/2001          9.76%
FIVE YEAR RETURN PERIOD ENDING 6/30/01                                                      2   6/30/1999   6/30/2000          8.06%
                                                                                            3   6/30/1998   6/30/1999          6.32%
                                            Bond                                            4   6/30/1997   6/30/1998          7.39%
One Year                                      $  979.21                                     5   6/30/1996   6/30/1997          5.42%
                                                                                         Life                                 15.48%
Two Year                                      $1,083.46
                                                                                    Unit Values              Bond
Three Year                                    $1,115.06                             6/30/2001                4.590005
                                                                                    6/30/2000                4.181866
Four Year                                     $1,186.36                             6/30/1999                3.930525
                                                                                    6/30/1998                3.819158
Five Year                                     $1,302.15                             6/30/1997                3.451666
Surr Charge                                   $    0.00                             6/30/1996                3.524949
Final Value                                   $1,302.15
Annual Return (Adjusted for Admin)                 5.45%

    Unit Values
                                   Bond                                          Life Return                            Bond
    6/30/1996                      3.524949
    6/30/1997                      3.451666                                      Inception Date/Start Date               12/1/1989
    6/30/1998                      3.819158                                      Unit Value                               1.000000
    6/30/1999                      3.930525                                      Period (Years)                              11.59
    6/30/2000                      4.181866
    6/30/2001                      4.590005
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Separate Account W - Standardized 10 Year/Lifetime Return (example)

TEN YEAR/LIFETIME RETURN PERIOD ENDING 6/30/01

                                              Bond
One Year                                      $1,099.07

Two Year                                      $1,152.51

Three Year                                    $1,251.98

Four Year                                     $1,420.15

Five Year                                     $1,591.95

Six Year                                      $1,558.86

Seven Year                                    $1,724.82

Eight Year                                    $1,775.12

Nine Year                                     $1,888.63

Ten Year                                      $2,072.96
Surr Charge                                        0.00
Final Value                                   $2,072.96
Annual Return (Adjusted for Admin)                 7.59%

Unit Values
                                   Bond
6/30/1991                          2.214231
6/30/1992                          2.433591
6/30/1993                          2.551916
6/30/1994                          2.772179
6/30/1995                          3.144542
6/30/1996                          3.524949
6/30/1997                          3.451666
6/30/1998                          3.819158
6/30/1999                          3.930525
6/30/2000                          4.181866
6/30/2001                          4.590005

Average Inforce Account Values in prior year          $217,000,000
Admin Fees (Per Contract) in prior year               $     60,760
Annual Admin Adjustment to Performance                       -0.03%